UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2007

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) CONSOL Energy Inc. (“CONSOL Energy”) entered into a letter agreement, effective as of July 25, 2007 (the “Letter Agreement”), by and between CONSOL Energy and Ronald E. Smith regarding the settlement of a claim made by Mr. Smith for an accrued benefit under CONSOL Energy’s Retirement Restoration Plan (as amended, the “Plan”), based on his 2006 compensation from CNX Gas Corporation (“CNX Gas”), as well as other matters. Under the Letter Agreement, CONSOL Energy agreed to pay Mr. Smith $1,144,863.05, less deductions required by law, and, in turn, Mr. Smith agreed, among other matters, that: (i) effective March 26, 2007, he retired from CNX Gas, (ii) he has no further claims arising out of the Plan, any other deferred compensation plan, CONSOL Energy’s Supplemental Retirement Plan, or any other severance-related benefits from CONSOL Energy and/or CNX Gas; and (iii) he was unaware of any information to support any claim against CONSOL Energy, CNX Gas, their related companies or the Plan, and their current and former directors, officers, agents, administrators and employees. The above description is a summary of the Letter Agreement and is qualified in its entirety by the copy thereof which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter Agreement, effective as of July 25, 2007, by and between CONSOL Energy Inc. and Ronald E. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
Name:	P. Jerome Richey
Title:	Senior Vice President, General Counsel and Secretary

Dated: July 31, 2007

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement, effective as of July 25, 2007, by and between CONSOL Energy Inc. and Ronald E. Smith.